Exhibit 3.69
CHESAPEAKE SCIENCES CORPORATION
Articles of Incorporation
          FIRST: I, Gordon Cumming, whose post office address is 665 Ellerslie Road, Severna Park, Maryland 21146, being at least eighteen (18) years of age, do hereby form a corporation under and by virtue of the General Corporation Law of the State of Maryland.
          SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is
CHESAPEAKE SCIENCES CORPORATION
          THIRD: The purposes for which the Corporation is formed are as follows:
               (a) To engage in the research, development and manufacture of electronic instrumentation of all types and kinds, and to perform all activities in connection therewith.
               (b) To engage in any lawful act or activities permitted by the corporation organized under the laws of the State of Maryland.
          The aforegoing enumeration of the purposes, objects and business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and is not intended, by the mention any particular purpose, object or business, in any manner to limit or restrict the generality of any other purpose, object or business mentioned, or to limit or restrict any of the powers of the Corporation, and the said Corporation shall enjoy and exercise all of the powers and rights new or hereafter conferred by statute upon corporations. Nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power or do any act which a corporation formed under the laws of the State of Maryland may not at the time lawfully carry on or do.

          FOURTH: The post office address of the principal office of the Corporation in this State is c/c Gordon Cumming, 665 Ellerslie Road, Severna Park, Maryland 21146. The name and post office address of the resident agent of the Corporation in this State are Gordon Cumming, 665 Ellerslie Road, Severna Park, Maryland 21146. Said resident agent is an individual actually residing in this State.
          FIFTH: The total number of shares of stock which the Corporation has authority to issue is five thousand (5,000) shares of common stock with a par value of One Cent ($.01) per share, for an aggregate par value of Fifty Dollars ($50.00).
          SIXTH: The number of Directors of the Corporation shall be not less than three (3) nor more than twelve (12); provided, however, that (a) if at any time there is no stock outstanding; the Corporation may have less than three (3) but not less than one (1) Director; and (b) if there is stock outstanding and there are less than three (3) stockholders, the number of Directors may be less than three (3) but not less than the number of stockholders. The number of Directors may be increased or decreased pursuant to the By-laws of the Corporation, subject, however, to the above provisions. The name of the Director who shall act until the first annual meeting and until his successor is duly elected and qualifies is Cordon Cumming.
          SEVENTH: The following provisions are hereby adopted for the purposes of describing the rights and powers of the Corporation and of the Directors and Stockholders:
               (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from title to time of share of stock of any class whether now or hereafter authorized and securities convertible into shares of its stock of any class whether now or hereafter authorized for such consideration as said Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the By-laws of the Corporation.
               (b) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.
               (c) The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly met forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the fair value of his stock.
               (d) Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities or rights exchangeable for, convertible into or evidencing rights to acquire such shares.
          The enumeration and definition of a particular power of the Board of Directors included in the foregoing is for descriptive purposes only and shall in no way limit or restrict the terms of any other clause of this or any other Article of these Articles of Incorporation, or in any manner exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.
          EIGHTH: No director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (i) to the extent that it is proved that such director or officer actually received an improper benefit profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (ii) to the extent that a judgment or other final adjudication adverse to such director or officer , entered in a proceeding based on a finding in the proceeding that such director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (iii) to the extent that it is proved that such director or officer damaged the Corporation or its stockholders by any intentionally wrongful, willful or malicious action or failure to act, for the amount of such damage actually sustained or incurred.
          IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 3 day of July, 1991, and acknowledge the same to be my act.

/s/ Gordon Cumming
Gordon Cumming

CHESAPEAK SCIENCES CORPORATION
Articles of Amendment
     Chesapeake Sciences Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The charter of the Corporation (the “Charter”) is amended as follows:
          Article Seventh of the Charter is amended to add the following:
          (e) A proposed consolidation, merger, share exchange or transfer of assets of the Corporation shall be approved by the Stockholders of the Corporation shall be approved by the Stockholders of the Corporation by the affirmative vote of sixty percent (60%) of all of the votes entitled to be cast on the matter.
     SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.
     THIRD: The foregoing amendment to the Charter has been advised by the Board of Directors and approved by the Stockholders of the Corporation.
     IN WITNESS WHEREOF, Chesapeake Sciences Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary/Treasurer on January 1, 1992.

/s/ Karen Cumming	/s/ Gordon F. Cumming

Karen Cumming	Gordon F. Cumming
Secretary/Treasurer	President

     THE UNDERSIGNED, President of Chesapeake Sciences Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Article sof Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Gordon Cumming
Gordon Cumming
President

CHESAPEAKE SCIENCES CORPORATION

ARTICLES OF AMENDMENT AND RESTATEMENT
     Chesapeake Sciences Corporation, a Maryland corporation, having its principal office in Anne Arundel County, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The Corporation desires to amend and restate its Charter as currently in effect as herein provided.
     SECOND: The Charter of the Corporation is hereby amended by striking each of the Articles of the existing Charter of the Corporation, and by substituting in lieu thereof the following:
     FIRST: THE UNDERSIGNED, Gordon Cumming, whose post office address is 665 Ellerslie Road, Severna Park, Maryland 21146, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.
     SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:
Chesapeake Sciences Corporation
     THIRD: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:
     (1) To engage in the research, development and manufacture of electronic instrumentation of all types and kinds, and perform all activities in connection therewith.
     (2) To engage in any lawful act or activities permitted by a corporation organized under the law of the State of Maryland.
     (b) The foregoing enumeration of the purposes, objects arid business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and is not intended, by the mention of any particular purpose, object or business, in any manner to limit or restrict the generality of any other purpose, object or business mentioned, or limit or restrict any of the powers of the Corporation, and the said Corporation shall enjoy and exercise all of the powers and rights now or hereinafter conferred by statute upon corporations. Nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power or do any act which a corporation formed under the laws of the State of Maryland may not at the time lawfully carry on or do.

     FOURTH: The present address of the principal office of the Corporation in this State is 1127-B Bonfield Boulevard, Millersville, Maryland 21108.
     FIFTH: The name and address of the resident agent of the Corporation in this State are Gordon Cumming, 1127-B Benfield Boulevard, Millersville, Maryland 21108.
     SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is two million (2,000,000) shares of capital stock, par value one cent ($.01) per share. One million nine hundred thousand (1,900,000) of such shares are classified as Class A Common Stock, and one hundred thousand (100,000) of such shares are classified as Class B Common Stock.
     (b) Except as expressly set forth herein, shares of Class A Common Stock and Class B Common Stock shall have the same preferences, rights and voting powers, shall be identical in all respects and will entitle the holders thereof to the same rights and privileges. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class A Common Stock and the Class B Common Stock of the Corporation:
     (1) Each share of Class A Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Class A Common Stock. Shares of Class A Common Stock shall not have cumulative voting rights. The holders of the Class B Common Stock shall not have the right to vote on any matters to be voted on by the stockholders of the Corporation.
     (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, shall be paid on an equal basis, to the holders of the. Class A Common Stock and the Class B Common Stock of Corporation at such time and in such amounts as the Board of Directors may deem advisable.
     (3) in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Common Stock and the Class B Common Stock, in equal amounts for each share of Class A Common Stock and each share of Class B Common Stock, shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining assets of the Corporation.

     (c) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:
     (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.
     (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.
     (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.
     (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.
     (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.
     (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.
     (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof:
     (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.
     (d) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:
     (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;
     (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and
     (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.
     SEVENTH: The number of directors of the Corporation shall be not fewer than three (3) nor more than twelve (12); provided, however, that (a) if at any time there is no stock outstanding, the Corporation may have fewer than three (3) but not fewer than one (1) director; and (b) if there is stock outstanding and there are fewer than three (3) stockholders, the number of directors may he fewer than three (7) but not fewer than the number of stockholders. The number of directors may be increased or decreased pursuant to the By-laws of the Corporation, subject, however, to the above provisions.

     EIGHTH: (a) The following provisions are hereby adopted for the purpose of describing the rights and powers of the Corporation and of the directors and stockholders:
     (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class whether now or hereafter authorized, for such consideration as said Board of Directors may be deemed advisable by the Board of Directors, subject to such limitations or restrictions, if any, as may be set forth in the By-laws of the Corporation and without any action by the stockholders.
     (2) The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the fair value of his stock.
     (3) Except as may otherwise be provided by the Board of Directors, no holder of arty shares of stock of the Corporation shall have any preemptive right to subscribe for purchase or otherwise acquire any shares of stock of the Corporation of any class now or hereinafter authorized, or any securities or rights exchangeable for, convertible into or evidencing rights to acquire such shares.
     (4) A proposed consolidation, merger, share exchange or transfer of assets of the Corporation shall be approved by the stockholders of the Corporation by the affirmative vote of sixty percent (60%) of all of the votes entitled to be cast on the matter.
     (5) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

     (6) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.
     (7) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.
     (b) The enumeration and definition of a particular power of the Board of Directors included in the foregoing is for descriptive purposes only and shall in no way limit or restrict the terms of any other clause of this or any other Article of the Articles of Incorporation, or in any manner exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.
     NINTH: The duration of the Corporation shall be perpetual.
     THIRD: Prior to the effectiveness of this foregoing amendment of the Charter of the Corporation (the “Amendment”) the authorized stock of the Corporation five thousand (5,000) shares Common Stock, par value one cent ($.01), for an aggregate par value of fifty dollars (50.00). This amendment to the Charter of the Corporation increases the authorized stock of the Corporation to one million nine hundred thousand (1,900,000) shares Class A Common Stock, par value one cent ($.01) and one hundred thousand (100,000) shares Class B Common Stock, par value one cent ($.01), for an aggregate par value of twenty thousand dollars ($20,000.00).
     FOURTH: The Amendment has been advised by the Board of Directors and approved by the stockholders of the Corporation.
     IN WITNESS WHEREOF, Chesapeake Sciences Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on 29 December, 1998.

ATTEST:	CHESAPEAKE SCIENCES CORPORATION

/s/ Gordon Cummings	By:	/s/ Robert J. Woodward

Name: Robert J. Woodward
Title: Vice President
     THE UNDERSIGNED, President of Chesapeake Sciences Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set: forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ John C. McDaris
Name:	John C. McDaris
Title:	President

CHESAPEAKE SCIENCES CORPORATION
ARTICLES SUPPLEMENTARY
     Chesapeake Sciences Corporation, a Maryland corporation having its principal. office in Anne Arundel County, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH of the Articles of Amendment and Restatement of the Corporation (the “Charter”), the Board of Directors has duly reclassified One Hundred Thousand (100,000) shares of the Class A Common Stock, par value one cent ($.01) per share, of the Corporation into One Hundred Thousand (100,000) shares of Class B Common Stock, par value one cent ($.01) per share, of the Corporation.
     SECOND: The reclassification decreases the number of shares classified as Class A Common Stock from One Million Nine Hundred Thousand (1,900,000) shares immediately prior to the reclassification to One Million Eight Hundred Thousand (1,800,000) shares immediately after the reclassification. The reclassification increases the number of shares classified as Class B Common Stock from One Hundred Thousand (100,000) shares immediately prior to the reclassification to Two Hundred Thousand (200,000) shares immediately after the reclassification.
     THIRD: The terms of the Class A Common Stock and Class B Common Stock (including, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption) are as provided in Article SIXTH of the Charter and remain unchanged by these Articles Supplementary.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, Chesapeake Sciences Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 28, 2001.

WITNESS:	CHESAPEAKE SCIENCES CORPORATION

/s/ Robert J. Woodward	By:	/s/ John C. McDaris

Robert J. Woodward, Secretary		John C. McDaris, President
     THE UNDERSIGNED, President of Chesapeake Sciences Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ John C. McDaris
John C. McDaris, President

2

CHESAPEAKE SCIENCES CORPORATION
ARTICLES SUPPLEMENTARY
     Chesapeake Sciences Corporation, a Maryland corporation having its principal office in Anne Arundel County, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH of the Articles of Amendment and Restatement of the Corporation (the “Charter”), the Board of Directors has duly reclassified Two Hundred Thousand (200,000) shares of the Class A Common Stock, par value one cent ($.0 l) per share, of the Corporation (“Class A Common Stock”) into Two Hundred Thousand (200,000) shares of Class B Common Stock, par value one cent ($.01) per share, of the Corporation (“Class B Common Stock”).
     SECOND: The reclassification decreases the number of shares classified as Class A Common Stock from One Million Eight Hundred Thousand (1,600,000) shares immediately prior to the reclassification to One Million Six Hundred Thousand (1,600,000) shares immediately after the reclassification. The reclassification increases the number of shares classified as Class B Common Stock from Two Hundred Thousand (200,000) shares immediately prior to the reclassification to Four Hundred Thousand (400,000) shares immediately after the reclassification.
     THIRD: The terms of the Class A Common Stock and Class B Common Stock (including, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption) are as provided in Article SIXTH of the Charter and remain unchanged by these Articles Supplementary.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, Chesapeake Sciences Corporation has caused these presents to he signed in its name and on its behalf by its President and witnessed by its Secretary on October 9, 2006.

WITNESS:	CHESAPEAKE SCIENCES CORPORATION

/s/ David C. Tolbert	By:	/s/ John C. McDaris

David C. Tolbert, Secretary		John C. McDaris, President
     THE UNDERSIGNED, President of Chesapeake Sciences Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ John C. McDaris
John C. McDaris, President

2

ARTICLES OF AMENDMENT

Chesapeake Sciences Corporation

(1)
(2) Chesapeake Sciences Corporation

a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:
(3) The charter of the corporation is hereby amended as follows:
RESOLVED, that Article SECOND of the Amended and Restated Articles of Incorporation of the Corporation be amended to read as follows:
“SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is: L 3 Chesapeake Sciences Corporation.”
This amendment of the charter of the corporation has been approved by Unanimous Written Consent of the Sole Shareholder and by Unanimous Written Consent of the Sole Director.
(4)

We the undersigned President and Secretary swear under penalties of perjury thaw e foregoing is a corporate act.

(5)	(5) John C. McDaris

Secretary	President

(6) Return address of filing party:

c/o: L-3 Communications Corporation

600 Third Avenue

New York, NY 10016

CERTIFICATE OF CORRECTION
TO CORRECT AN ERROR
IN
CERTIFICATE OF AMENDMENT
Pursuant to the provisions of Section 1-207 of Corporations and Associations Articles, Annotated Code of Maryland, the undersigned execute(s) the following Certificate of Correction.
     1. The name of each party to the document being corrected is L 3 Chesapeake Sciences Corporation.
     2. That an Articles of Amendment was filed with the Department of Assessments and Taxation of the State of Maryland on February 11, 2009 and that said document requires correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article of Annotated Code of Maryland.
     3. The error or defect in said document to be corrected is as follows:
          The name of the corporation is “L-3 Chesapeake Sciences Corporation”
     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Correction to be signed in its corporate name on its behalf by its Vice President, Secretary and attested by its Vice President, Treasurer on this 2nd of April 2009.

L-3 Chesapeake Sciences Corporation
By /s/ Steven M. Post
Steven M. Post
Vice President, Secretary

ATTEST:
/s/ Stephen M. Souza
Stephen M. Souza
Vice President, Treasurer

*A Certificate of Correction shall be executed in the same manner in which the document being corrected was required to be executed, except that a Certificate of Correction to the Articles of Incorporation shall be executed by the incorporator or as provided in Section 1-301 of the Corporations and Associations Articles of the Annotated Code of Maryland. A verification under oath or a self-verification Is also required by each person signing the certificate of correction.